As filed with the Securities and Exchange Commission on August 30, 2010

Registration Nos.  333-119004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Orleans Homebuilders, Inc.
(Exact name of registrant as specified in its charter)

Delaware	59-0874323
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Orleans Homebuilders, Inc. Stock Award Plan
(Full title of the plan)

Jeffrey P. Orleans
Chairman, President and Chief Executive Officer
Orleans Homebuilders, Inc.
3333 Street Road
Bensalem, PA 19020
(Name and address of agent for service)

(215) 245-7500
(Telephone number, including area code, of agent for service)

Copies to:
Michael E. Plunkett
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
(215) 569-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Orleans Homebuilders, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister unissued shares of the Registrant’s common stock,  par value $.10 per share (the “Common Stock”), registered for issuance under the Orleans Homebuilders, Inc. Stock Award Plan (the “Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on Registration Statement on Form S-8 filed with the SEC on September 15, 2004 (Registration No. 333-119004) (the “Registration Statement”). Pursuant to the Registration Statement, a total of 400,000 shares of Common Stock were originally registered for issuance under the Plan.

Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration the shares of Common Stock that had not been issued under the Plan.

Item 8. Exhibits

           The following exhibit is filed as part of this registration statement.

Exhibit No.	Description
24.1	Power of Attorney (incorporated by reference to exhibit 24.1 filed with Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on August 30, 2010, Registration No. 33-87696)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bensalem, Pennsylvania, on the date indicated.

ORLEANS HOMEBUILDERS, INC.

Date August 27, 2010

/s/Benjamin D. Goldman
Benjamin D. Goldman,
Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

*	Chairman of the Board, President and	August 27, 2010
Jeffrey P. Orleans	Chief Executive Officer (principal executive officer)

*	Vice President, Controller (principal	August 27, 2010
Mark D. Weaver	financial officer and principal accounting officer)

*	Director	August 27, 2010
Benjamin D. Goldman

*	Director	August 27, 2010
Jerome S. Goodman

*	Director	August 27, 2010
Robert N. Goodman

*	Director	August 27, 2010
Andrew N. Heine

*	Director	August 27, 2010
David Kaplan

Signature	Title(s)	Date

*	Director	August 27, 2010
Lewis Katz

*	Director	August 27, 2010
Robert M. Segal

*	Director	August 27, 2010
John W. Temple

*By:	/s/Benjamin D. Goldman
Benjamin D. Goldman
Attorney–in–Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney (incorporated by reference to exhibit 24.1 filed with Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on August 30, 2010, Registration No. 33-87696)